UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

LAKE AREA CORN PROCESSORS, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50254	46-0460790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34	PO Box 100
Wentworth	SD	57075
(Address of principal executive offices)		(Zip Code)

(605)	483-2676
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Results of 2024 Annual Members' Meeting

    On April 16, 2024, Lake Area Corn Processors, LLC ("LACP") held its 2024 annual members' meeting to vote on the election of two managers.

Proposal One: Election of Managers

    Ronald Alverson and Randy Hansen were elected by a plurality vote of the members to serve terms which will expire in 2027. The votes for the nominee managers were as follows:

Nominee Managers	For	Withhold/Abstain
Ronald Alverson	171	5
Randy Hansen	167	4

Item 8.01 Other Events.

At the 2024 annual members' meeting, the LACP board of managers announced its intent to propose a reclassification of the Company's units. The proposed transaction will provide for the reclassification of the Company's units into four distinct classes, including three newly-created classes of units, Class B Units, Class C Units and Class D Units.

If the Company’s unit holders approve the proposed amendment to the Company’s operating agreement and the reclassification is implemented, the Company anticipates having fewer than 300 unit holders of record of its Class A Units, which would enable the Company to terminate its Securities and Exchange Commission reporting obligations under the Securities and Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

Date:	April 19, 2024	/s/ Robbi Buchholtz
Robbi Buchholtz, Chief Financial Officer